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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                             _____________________

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 29, 2001

                          DANKA BUSINESS SYSTEMS PLC
                          --------------------------
            (Exact name of registrant as specified in its charter)


      United Kingdom                 0-20828                    98-0052869
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


    11201 Danka Circle North, St. Petersburg, Florida               33716
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         (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:              (727) 576-6003
                                                   -----------------------------



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         (Former name or former address, if changed since last report)
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  Item 2.  Acquisition or Disposition of Assets.

     On June 29, 2001, Danka Business Systems PLC (the "Company") completed the sale of Danka Services International ("DSI") to Pitney Bowes Inc. for $290 million in cash. $5 million of this amount was set aside in an escrow account to be paid as a post-closing adjustment to either the Company or Pitney Bowes following the preparation of an audited balance sheet of DSI within 90 days of June 29, 2001 to determine DSI's net assets as of the closing date. The Company's shareholders approved the sale at an Extraordinary General Meeting on June 29, 2001. DSI was the Company's facilities management and outsourcing business. The Company and Pitney Bowes also entered into agreements for the Company to provide services and supplies to Pitney Bowes on a worldwide basis for an initial term of two years.

     The sale of DSI was made pursuant to an asset purchase agreement dated April 9, 2001.

  Item 5.  Other Events.

     On June 29, 2001, the Company completed the exchange offer for its outstanding 6.75% convertible subordinated notes due April 1, 2002. The Company accepted tenders from holders of a total of $184,012,000 in aggregate principal amount (92%) of the 6.75% convertible subordinated notes. Of the notes tendered pursuant to the exchange offer, $118,484,000 in principal amount was tendered for the limited cash option, $1,008,000 in principal amount was tendered for the new senior subordinated note option and $64,520,000 in principal amount was tendered for the new 10% note option. The limited cash option was oversubscribed. Accordingly, under the limited cash option, the Company will purchase $60,000,000 of old notes for cash at the rate of $400 in cash per $1,000 of old notes and will exchange $58,484,000 in principal amount of old notes for new zero coupon senior subordinated notes at the rate of $800 in new notes per $1,000 principal amount of old notes.

     In addition, on June 29, 2001, the Company entered into an agreement on a Senior Credit Facility with its bank lenders to provide the Company with financing through March 31, 2004. The facility amends and restates the Company's existing facility and required the consent and participation of 100% of the Company's existing lenders, and consists of revolver, term loan and letters of credit commitments.

  Item 7.  Financial Statements and Exhibits.

    (a)  Financial Statements.  Not applicable.

    (b) Pro Forma Financial Information. The Company's unaudited pro forma consolidated financial statements are incorporated herein by reference to pages 60 to 68 of the Company's Registration Statement on Form S-4 (No. 333-55914), Amendment No. 7, filed on June 28, 2001, and attached hereto as Exhibit 99.1.

    (c)  Exhibits.  The following Exhibits are filed as a part of this report:

          2.3 Asset Purchase Agreement dated April 9, 2001, among Danka Business Systems PLC and Pitney Bowes Inc. (incorporated by reference to
   Exhibit 10.33 to the Company's Current Report on Form 8-K filed on May 1,
   2001).

          4.26 Credit Agreement dated June 29, 2001 among Danka Business Systems PLC, Dankalux Sarl & Co. SCA, Danka Holding Company, the several financial institutions from time to time a party and Bank of America, N.A., as agent.

         99.1   Unaudited pro forma financial information.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2001               DANKA BUSINESS SYSTEMS PLC
                                   (Registrant)

                                   By: /s/ Keith J. Nelsen
                                      ----------------------------
                                   Keith J. Nelsen
                                   Senior Vice President and General Counsel

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                          DANKA BUSINESS SYSTEMS PLC
                     Index to Exhibits filed with Form 8-K

Exhibit             Description of Exhibit
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4.26                Credit Agreement dated June 29, 2001 among Danka Business
                    Systems PLC, Dankalux Sarl & Co. SCA, Danka Holding Company, the several financial institutions from time to time a party and Bank of America, N.A., as agent.

99.1                Unaudited pro forma financial information.

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